Exhibit 99.1

ParkerVision, Inc.
Special Conference Call
July 21, 2011

Operator:
Good morning, and welcome to the ParkerVision special conference call and webcast. Today’s conference is being recorded and all listeners are in a listen only mode. Following the presentation, we will open up the conference call for questions and answers. The company has requested that the questions and answers be limited to one question and one follow-up per caller. As it is now time for opening remarks and introductions, I would like to turn the conference over to Ron Stabiner with the Wall Street Group. Please go ahead, sir.

Ron:
Okay, thank you, Shannon. Good morning and thank you for joining us. Before we get started I would like to remind listeners that this conference call will contain forward-looking statements which involve known and unknown risks and uncertainties about our business and the economy and other factors that may cause actual results to differ materially from our expected achievements and anticipated results. Included in these factors is the ability to maintain technological advantages in the marketplace, the ability to increase manufacturing capacity to meet demands, achieving timely market introduction and acceptance of product, maintaining our patent protection, and the availability of capital among others. Given these uncertainties and other factors for our business, listeners are cautioned not to place undue reliance on any forward-looking statement contained within this conference call. Additional materials concerning these and other risks can be found in our filings with the Securities & Exchange Commission. I will now turn the call over to Jeffery Parker, Chairman and Chief Executive officer of ParkerVision, who will discuss the IP litigation launched by the company late yesterday afternoon. Please go ahead, Jeff.

Jeffery:
Thank you, Ron, and good morning to all of you joining us. Yesterday, ParkerVision filed a complaint against Qualcomm in the U.S. Federal District Court, alleging infringement of a number of our patents. The seven patents in this suit relate to electromagnetic signal down conversion, and the use of this technology for creating RF receivers. The infringed patents were filed by ParkerVision beginning as early as 1998 and collectively they contain over 400 claims.

From what we’ve determined to date ParkerVision’s intellectual property is widely deployed in Qualcomm’s products, which are sold here in the United States and worldwide. Furthermore, although we only recently identified the infringement, we have determined that the products incorporating our intellectual property have been sold by Qualcomm for a number of years. ParkerVision has invested over $200 million in developing our wireless technologies. Our intellectual property and the products it enables are, by far, our most valuable assets. We have a right to be properly compensated for Qualcomm’s use of these assets. We are seeking an award of unspecified monetary damages and injunctive relief. The damages sought include punitive damages, attorney’s fees, and costs,

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Special Conference Call
July 21, 2011

based on the belief that Qualcomm acted with objective recklessness in its infringement, and therefore the infringement is considered willful.

Over a decade ago, ParkerVision provided guidance regarding the benefits of our receiver technology, smaller form factors, the use of SiGe and CMOS semiconductors for high performance receivers, better performance metrics, which are now required to achieve the recent cell phone standards, such as three and four G, and even just the practicality of direct conversion receivers replacing the long used super heterodyne multi-conversion receivers -  these are all achievements that our technology enabled. These technologies that we introduced were met with a great deal of skepticism as we were pioneering two domains. First, we were the only firm at the time to explain that direct conversion RF receivers could replace the long used super heterodyne receivers with equal or better performance, less complexity, and lower power consumption. And secondly, we pioneered a unique way of down converting received RF carrier signals that was contrary to the prior art, which is one of the reasons we felt so strongly that a significant and valuable intellectual property portfolio could and should be created.

We have and continue to receive third party validation of our intellectual property strength. As recent as this week, we were once again listed in the Patent Board’s Top 50 Telecom Scorecard, which was published in last Tuesday’s Wall Street Journal. We’re included amongst a list of recognizable leaders in the industry. The reason for our inclusion is because the Patent Board’s measurement metrics indicate that the strength of our patents in the areas of industry impact, science strength, and research intensity are the highest scores reported among the entire group.

I’m sure many of you are pondering the financial implications of this lawsuit, both from the standpoint of cost to litigate and the size of the potential awards. While it would be premature at this point to put a box around the potential magnitude of financial damages in this suit, suffice it to say that management, our board of directors, and our outside advisors, including legal and technical experts believe that the size of the potential award is more than sufficient to make this a viable investment of resources for ParkerVision. So it will come down to the merits of the case. We cannot discuss the details of this case beyond what’s included in the complaint. We are confident in the validity and the strength of our patent infringement assertions, and we further believe that we have a number of options available to us to fund our legal effort.

Before I open this call to your questions, I want to comment just briefly on the current commercialization efforts of our single band CDMA product. Those efforts are ongoing and continue, and we have a sales team that’s focused on securing orders for our d2p chip products. We’ve made very good progress

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Special Conference Call
July 21, 2011

towards that goal since our last update, and I certainly look forward to providing more details in our upcoming quarterly conference call in the middle of August. Longer term, we believe our litigation efforts further validate the efficacy of our technology, which in turn, I believe, will accelerate our future commercialization efforts.

I’d like to open up this call for your questions. I just ask you to please keep in mind, there’s a number of questions regarding this intellectual property infringement case and our legal strategy, in particular, which, as I’m sure you can understand, I will not be able to answer at this time. But we will certainly keep you apprised of relevant news and the developments as this case progresses. And so can we please open up our call for questions?

Operator:
Thank you. Ladies and gentlemen, if you wish to ask a question at this time please press the star, the number one key on your touchtone telephone. If your question has been answered or you wish to remove yourself from the queue, please press the pound key. The company has requested that the questions and answers be limited to one question and one follow-up per caller. Once again, ladies and gentlemen, if you wish to ask a question at this time, please press the star, the number one key. One moment please for our first question. Our first question comes from Wilson Jaegli with Southwell, you may begin.

Q:	Thank you. Good morning, Jeff.

Jeffery:	Good morning, Wilson.

Q:	Help us here, you mentioned, obviously any award in here, who knows what that may be, but on the legal cost ongoing here, have the lawyers taken this on a contingency basis?

Jeffery:
You know we just launched this, Wilson, and I can tell you that on a, how we fund this, based on the strength and the validity of our patent portfolio and the infringement assertions; we have every avenue available open to us to fund an aggressive legal effort. Because we strongly believe that the damages in this case will be many multiples of the legal expenses, we see that there’s a whole range of funding options all the way from full contingency where some of the best and brightest firms in the country will be willing to fund this themselves in exchange for sharing in the resulting award, to the other side where we fund it ourselves completely, to everything in between. And we’re talking with our legal counsel now about how we want to go about doing this. And as we go through this, it will become more apparent which way we’ll go and we’ll keep the investment community apprised, but I am not concerned at all in our ability to fund this properly.

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Q:	So what you’re saying on one end of the spectrum, we do have an opportunity and offers to do it on a contingency basis if so decided.

Jeffery:
Wilson, when we built this patent portfolio, from day one, one of the objectives we asked our legal counsel to do is make sure that this technology was protected at the level that every option would be available to us if, in fact, we needed to someday litigate because people were using our technology. And it was a good decision back then, and very glad that we put the effort and time into building a portfolio of this scope and stature. So yes, we have every option available to us, including full contingency.

Q:
Okay, good. Secondly, could you help us here understand the discovery process that you found these infringements were occurring? Evidently, they’ve been going on for a good while, how did they come to the forefront?

Jeffery:
Well, I can’t really go into the detail of how we discovered this, that’s going to come out in the lawsuit. But I’m comfortable saying to you that when we discovered it, we took the information to our legal counselors immediately, they helped walk us through the process of verification, and we are absolutely certain of this infringement. So how we discovered it and what exactly the background behind that is really needs to come out in the lawsuit, not on a conference call today. But I understand why you ask it, though.

Q:	Could you talk about Bob Sterne’s involvement in making this decision? I know he’s well known, I believe, in the patent arena, he’s a board member.

Jeffery:
Right. Well, the Sterne firm started from day one analyzing the core invention and I remember Rob in an early quote in a press release explaining that he believed this was a fundamental pioneering innovation, which is not seen every day in a patent attorney’s career. You see a few of them in a lifetime, according to Rob. And because of that and because he believed, as I did at the time, that the wireless communications industry was just in its infancy and that this technology has the potential to be adopted broadly, he set forth a very thorough strategy to make sure we were going to protect the technology from every conceivable angle. And that’s why if you look at the early filings and the patents that issued, they are extraordinary. These are multi-hundred page patent documents with dozens and dozens of claims per patent. I think one patent has over 100 claims. We cite hundreds and hundreds of references, many of which teach away from what our technology does, which certainly speaks to the non-obviousness. And so they’ve been very involved in the creation and prosecution of the patents, and they will continue to be. In addition to that, there are specialists in the industry who specialize in litigation and creating strategies, and we’ve reached out to a number of these specialists who are helping us form our strategy, the first step of which you’ve seen in our filing last night.

ParkerVision, Inc.
Special Conference Call
July 21, 2011

Q:	For the layman, would you explain what down conversion is?

Jeffery:
When a radio signal gets to let’s say your mobile cell phone as a device we’ll use as an example, it shows up as an electromagnetic signal of a high frequency, typically cell phone frequencies are 900 megahertz, PCS frequencies might be closer to two gigahertz, so they’re pretty high electromagnetic signal frequencies. They’re being modulated in either the amplitude domain or the phase domain or the frequency domain or all of those. And the key is to get the information off the carrier so you can turn it into a voice, signal or data. And down conversion is the process of removing that carrier frequency and only leaving the data, which is represented by the modulation. So what our technology does is it takes that radio carrier that your cell phone receives and down converts it to a frequency that now is only the base band frequency, which is the data. And it does that in a single step, which is why it’s called categorically in the area of direct conversion. I remember pretty well that when David Sorrells, our CTO, and myself and others in the company at the time would go out to the industry and talk about directly converting a received radio carrier signal to the base band data in a single step and meet or exceed the very complex receivers known as super heterodyne receivers that it would have to replace, people thought we were crazy, literally.

And I remember David giving a presentation at a Hewlett-Packard conference in the year 2000, and I remember that presentation as if it was yesterday. He got heckled, he got laughed at, people thought it was ridiculous. Again, speaks to the non-obviousness of the innovation. So that’s what fundamental technology does, it takes the received radio carrier signal and down converts it to a base band data signal so that it can be used to represent whatever has been transmitted, voice, data, whatever.

Q:
Okay. Last question here and I’ll yield the floor. I know you’ve been working hard on handset order here and it seems to be elusive, can you give us a little more detail about where we stand there and what the reception is?

Jeffery:
Yeah, I mean, the reception is very good. I want to give a little more color on that, I think, in the August call. But it’s a fair question, so the OEM we’re working with has been moving forward, they have a program which designs our chips on to their boards for Asia-based cell phones, and it’s moving along at a pretty reasonable clip, although I’ll acknowledge never fast enough for our taste. But it is moving along and they’ve got significant resources on it, and there’s additional customers, Wilson, even beyond that that are wanting to deploy this in product that they sell also, other handset OEMs. But these are big significant companies; these are not small, esoteric, off the beaten track companies. And the nature of working with those companies is it takes the time that it takes. But I’m very confident that this chip product will be resulting in an order and that we will launch that product and it will be shipping in recognizable handset OEM named

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handsets and that the technology, by the way, on the d2p is no less revolutionary and beneficial than the receiver technology.

Q:	All right, Jeff, thanks much.

Jeffery:	Thank you, Wilson

Operator:	Thank you. Our next question comes from Walter Schenker with Maz Partners, you may begin.

Q:	Good morning.

Jeffery:	Good morning, Walter.

Q:	Is there something unique to Qualcomm that they are the only person using this technology? Or is it more broadly used across the industry?

Jeffery:
Well, look, I don’t want to get ahead of ourselves. I mean, the focus of our litigation right now is, of course, Qualcomm because that’s who we have identified and verified. If we determine that there are other infringers, of course we will evaluate the merits of those infringements as well and make the appropriate decisions. Qualcomm products have benefited, you’ll see in the complaint, two different products that we cite as examples, certainly not limitations to those two products, but examples. One of the products is a very nice, it’s a baseband RF transceiver all on one CMOS die and it does quite a few standards, and it does that at very good RF performance. This is one of the benefits that we explained very early on our technology can enable. So are there others in the industry that would like to put radio transceivers and basebands on the same dye? I would imagine, I hope so, wouldn’t surprise me. The other product that we cite is a standalone transceiver, and it also has a number of standards that it does at very, very excellent RF performance, all in a direct conversion architecture and again, it’s probably one of, if not the, best in class product in the entire industry. So our technology certain enables these kinds of achievements and whether others are already using it or not, don’t know, but if we find out, we’ll take appropriate action and who knows, if they’re not, maybe they’ll want to.

Q:	And these products are used largely in cell phones or other wireless products, the one that Qualcomm is using?

Jeffery:
Yeah, they’re used in cell phones, but I also believe they’re used in other mobile devices, like machine to machine type products, embedded products.  Qualcomm is pretty well known for selling chipsets to embedded products that might go into a laptop or a picocell or those types of products.

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July 21, 2011

Q:
Okay. And you already indicated that since you’ve made presentations to the industry there was an awareness of your patent portfolio, which I guess gets to willful, but in regard to your claim against or claims against Qualcomm, would it be correct to believe that you presented these claims to them before you started litigation?

Jeffery:	That level of detail really will come out in the lawsuit, Walter, I really can’t at this point comment on that in any more color.

Q:
Okay. And the process going forward after you file a lawsuit, since I’ve seen other companies be in patent litigation for many years, is what would a step be which would clarify their response roughly in a manner of time, I realize you don’t know, it’s the court and everything else, but if one wants to see the other side, which will be filed at some point, one would think that’s 6 months three months, 12 months?

Jeffery:	I don’t have the exact time on that, but I would expect that we’ll have a response back in a matter of a few months or less. I don’t think it will be a lengthy timeframe beyond that.

Q:
Okay and I will, again, look forward to the August call in that – and you know, I view myself as a friend, it is nice and will be nice and this sort of is a nice piece of information, but again, without specifics though they will be available once the suit is actually in the public domain, Jeffery, it will be nice to get more details on things that go on at this company as a general statement.

Jeffery:	Absolutely. It will be my pleasure to be able to share those with you.

Q:	Okay. Thanks a lot.

Jeffery:	Thanks. Thank you.

Operator:	Thank you. Our next question comes from Charles Bellows with White Pine Capital, you may begin.

Q:
Thanks Jeff. Here’s the concern. Some of the questions have been answered, but you right now have a limited amount of cash available and a continued delay on getting a product in and I’ve seen too many of these pieces of patent litigation to know that the people at the company, no matter what it’s set up, it gets sucked in. How are you going to try and manage this? Getting new people, new potential users closing, finally closing on the product you have, getting it through the process given the limited budget you’ve got?

ParkerVision, Inc.
Special Conference Call
July 21, 2011

Jeffery:
Listen, that’s a great question. Here’s how I view it right now. We have a very competent team who’s working with the OEM. My personal involvement and the many, many trips that I’ve made over the last 12 months have set up a situation that the team has taken over the relationships and are working those literally daily and are doing, in my opinion, a very good job and will bring those relationships to successful orders. I believe this case will actually help resolve in the minds of some of the customers that ParkerVision, you know, they see our d2p technology and they test it and they like it and it does exactly what we say it does, and that’s why we’re seeing the progress that we’re seeing. Some of those companies though do kind of sit back and wonder, hmm, they created this receiver technology, seems to have great merit, wonder why they couldn’t get traction. This will help explain that. And I truly believe that this will help some of those relationships actually move along, whether it moves them along faster or not, I don’t know. I don’t think it will make them go slower. But I think it has the potential to resolve certain questions in people’s minds about our ability to create great technology and the underlying engineering expertise here. So, the team, I believe is very capable, Charlie, of wrapping up these orders. What I’m going to be doing beyond monitoring their progress, and I will not disappear off that scene, but I don’t believe it will take up an inordinate amount of my time, is I will be working with what I think will be the best possible team we can pull together which will be I think the best team that’s available, period to take on this case and to hopefully get the infringer to look at this properly and do the right thing.

Q:
Okay, so if I understand those comments correctly, what you’re saying is you feel your close enough on your first deal to be able to back out of that, that you’re down to doing the details on it without needing your oversight and your time is better spent on this lawsuit than it is on new additional OEMs.

Jeffery:
I’d say it a little differently. I will continue to have oversight. The day-to-day operations on that are in the hands of very competent, skilled people. Also, I have a great partner in this lawsuit whose name is David Sorrells, which is our CTO. David understands that intellectual property absolutely inside out, upside down, beginning to end, end to beginning. Everybody he has met with that we had to go through this with that had to do their due diligence to make sure that this was 100 percent what we thought it was, has been very, very impressed with David’s depth of knowledge, not just in our intellectual property, but in intellectual property in general, and the care and the detail that’s been put behind this. So what I’m telling you is Charlie, I’m working here at the company with very competent people who are extremely committed, highly passionate, and it allows me to, as a CEO, do what a CEO should be able to do, which is to guide, mentor, and oversee.

Q:	Okay. And you’re not, from your mind, you’re not seeing – well it was just filed, but you would be able to discuss in August if you’re seeing those delays that

ParkerVision, Inc.
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come on by the OEMs saying I wonder if they're going to be around or if they're just going to be _____.

Jeffery:
I believe that’s correct. Now that this is in public domain, it will be much easier because we’ll be able to discuss this with our customers openly. I expect this will be viewed… personally, I think this will be viewed very favorably by a number of companies, whether this will be viewed favorably by everyone or not, I can’t speak to, but I think it will be viewed very favorably by a number of companies that we want to do business with and time will tell. I’ll give you an update in mid-August.

Q:	Okay. Thank you Jeff.

Jeffery:	Thanks Charlie.

Operator:	Thank you. Our next question comes from Ira Nathan with Nathan Financial, you may begin.

Q:	Yes, good morning, Jeffery.

Jeffery:	Good morning.

Q:	Just curious and I guess the question was really asked, in lawsuits of this nature from observation of past lawsuits by other companies, do you expect this to run five years, ten years?

Jeffery:
You know, each patent infringement case, Ira, because I’ve studied a lot of them contemplating just wanting to get up to speed myself, each of these cases is unique, but I will tell you that if you go look at some of the recent high profile cases, where the IP was strong and valid and thoughtfully created. We’ve seen in those high profile cases settlements or final verdicts in about 20 to 24 months.

Q:	That fast? That surprises.

Jeffery:
Yeah, pretty fast. Look, the legal system certainly isn’t perfect, but if you follow it and you’ve done your homework, it can work pretty well, and I think in our situation, I’m hopeful it will work pretty well. It’s not a guarantee, but I’m pretty hopeful. When we engaged Rob Sterne and his firm, I think it was in 1997 or ’98, I don’t remember the exact year now, but it’s somewhere in that timeframe, he asked me, what is it your goal is, what do you want me to do to help you? And I said, first I want you to verify if this is as pioneering invention as we think it is. We invented it, so of course we’re going to love it. Give us a third-party view. And if you agree with us, we want to make sure that this is fully protected so that if people love it, we can license it and they’ll know as licensees, they're fully

ParkerVision, Inc.
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protected. And if people don’t want to license it and it gets stolen, that we have every remedy available to us. I mean, we thought of this. So, here we are. And I feel very, very strong that we have done the kind of preparation that needs to be done to put us in a position to have a good likelihood that we could look a lot like somebody of these recent high-profile cases, but caveat is, time will tell. We’ll see.

Q:	Just one further follow-up. After this case is filed and under – moving along – would you start looking at that time to file or to find any violations by other companies?

Jeffery:	We’ll probably be looking around for that more actively just in general now, Ira.

Q:	Okay. All right. Thank you Jeff.

Jeffery:	Thank you.

Q:	Good luck.

Jeffery:	Thank you very much.

Operator:	Thank you. Our next question comes from John Stanley with Stanley Partners, you may begin.

Q:
Jeff, can you talk a little bit more about Rob Sterne and his engagement in this situation. I know that he has written all of your IP. I believe he did the Qualcomm or the early Qualcomm work as well. And does that preclude him from representing your side?

Jeffery:
So Rob and his firm, when we first became a client, did for us what I believe many firms who handle multiple companies within the same field have to do, this is not unique. They set up a proper segregation between our account and other types of accounts, made sure that there’s no overlap between staff members and things like that. So we knew when we were engaging a firm like his firm and as I say, other firms have the same situation that needed to be set up thoughtfully and that’s been done. So, to this point, they’ve been fully involved in the prosecution and the strategy behind attaining our intellectual property. There will be, John, a whole team here and the team is partially in place now and is going to be finished off as time goes by and our strategy unfolds and people will see what that looks like. I don’t want to announce that before we’re ready to announce it. But there are experts who handle various aspects of intellectual property from prosecution of patents to litigation to licensing negotiations. I mean, there’s a lot of different kind of buckets of expertise and we will have the absolute best in each bucket that

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is in ParkerVision and its shareholders best interest to get the remedies that are available to us and to get those as quickly as possible.

Q:	Now, were you engaged with Qualcomm at some point to license this or to sell product to them. I mean, how did they, how did this whole thing start? Can you talk about that at all?

Jeffery:	Well, look, I’d love on today’s call to be able to give you the details behind the willful infringement allegation, but at this time, John, I’ve got to just let that come out in court.

Q:	Right. And then I assume that you offered to open up discussions with Qualcomm to talk about this and talk about a possible settlement and I’m assuming they decided not to do that?

Jeffery:
Well, the opening statement from ParkerVision came yesterday in the filing. That’s the first statement that we’ve made to Qualcomm is here’s a formal complaint, you’re using our intellectual property, and you’re violating the law, and we need that to stop and if you want to sit down and – if they want to sit down and talk about a remedy? Happy to sit down and talk with them. If they want to do it in court? Happy to do it in court. That’s really up to them now.

Q:	Right. And then lastly, when will the complaint be available for viewing?

Jeffery:
You know, I’ve been told that that could be anywhere from a day to up to a week to get it into the Florida electronic system. What I think we’ll do, John, which will make it easy for people to see it is we’ll put a link on our website to that court filing. So, if you just kind of keep a watch on our website on a daily basis, we’ll stick that link up as soon as it’s available. I would imagine it could be as soon as tomorrow, but I don’t think it will be any later than sometime next week.

Q:	Okay. Thanks Jeff and good luck.

Jeffery:	Thank you John.

Operator:
Thank you. Once again, ladies and gentlemen, if you wish to ask a question at this time, please press the star, the number one key on your touchtone telephone. We have a follow-up question from Walter Schenker with Maz Partners, you may begin.

Q:
Jeff, realizing part of the answer will be discovery, as you look at what Qualcomm is doing is it your sense that, and I’m just trying to get orders of magnitude, if this technology is used in 1 million devices, 10 million, 100 million,

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a billion, I’m just trying – I can then fool around with whatever I think and I have no basis for it.

Jeffery:
I’ll give you the guidance that I can at this time. Look, we believe that this is broadly infringed, okay? We cite in our complaint two example products. They're not limited to these two products, but we give two examples and I’ll give you the model numbers because you’ll see it in the complaint. One of the model numbers is called the QSC6270 which is the fully-integrated, base-band transceiver product I described earlier. The other is called the RTR6285 which is a standalone transceiver, although it’s a pretty good workhorse. It’s used with lots of their products. Those two products alone are very high volume products, but when you think about where might it be deployed, this is a technology that enables lower cost, higher integration, all the benefits I cited earlier. So, rather than ask yourselves, why would they put it in these products, you’d really ask yourself, why wouldn’t they standardize it for their entire platform or product line as a platform? Good likelihood, not proven yet, will be through discovery, that it could be throughout their entire product line. We will find out. At the very least, we already know it’s widely deployed.

Q:	Okay, thank you Jeffery.

Jeffery:	Yes.

Operator:	Thank you. Our next question comes from Steve Emerson with Emerson Investments, you may begin.

Q:	My apologies, I entered the call late.

Jeffery:	Well, it’s a quarter after 6 your time Steve, so I can appreciate that.

Q:
Okay, well, you call me from the orient, so my hat’s off to you. If you have answered this I’ll just read the transcript, but have you had discussions with the litigation companies that specialize in recovering intellectual property claims and/or, what I’m trying to get at is, some kind of idea of how much you’re willing to spend on your own before you farm it out to one of these outfits that will take on the legal burden and the 10-year fight should Qualcomm decide to go that way?

Jeffery:
Sure. So, we touched on some of that but I can give a little color on that. So, we’ve spoken with a number of very, very highly experienced people in this industry including people who have successfully achieved significant awards for companies of very significant dollars. The funding on – how we fund this is literally kind of up to us at this point because the patent portfolio is so strong, this infringement is so clear, so we have everything available to us, Steve, from a full

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contingency situation, which we could do if we want to share a certain percentage of the award with a firm, or multiple firms, all the way to funding it ourselves. We’re going to make that decision as we kind of go through this process here in the coming weeks and month or two. Some of it will be determined by the response that we see. Some of it may be determined by the various different offers that are put out there from people we’re speaking to who want to participate in this. And I can just tell you that the response I’ve gotten thus far from the experts that I’ve spoken to is they're very, very impressed with this patent portfolio and the fact that the lead innovator, the team, the people who – this is a very cohesive company here. A lot of people here have worked together for a long time. That’s a real advantage. Our memories on things are pretty clear and our understanding of our IP is very crisp. So we’ve got about every possible – everything available to us that we could possibly hope for. I think we’re in very good position here and I’m not quite ready to declare exactly how we’re going to do this yet, but we will in the coming weeks and few months. You’ll hear more about that.

Q:	Okay. And have we lost to Qualcomm based on the features that we’re claiming, in part, any of these initial orders? Any of our major marketing efforts?

Jeffery:	You’re saying, have we had any – oh, you’re saying have we lost to Qualcomm on our d2p, our transmit technology chips that we’re working with now, have we lost anything?

Q:	Yes. In other words, has there been immediate damage from their incorporating some of our IP, have we lost to Qualcomm some of these major efforts that we’ve been engaged in?

Jeffery:
Let me just say it like this for now.  Look, if companies believe that they can use a technology without paying for it, it certainly makes the sales effort a whole lot more difficult and lengthy, okay? Whether that’s been a factor here in this specific situation is certainly going to become better understood as this case unfolds. I said earlier in the call from a different question that I believe that now that we can discuss this openly with some of the companies we’re working with, that this could actually help accelerate some things, okay? But whether they’ve actually created some damage because this is a technology that’s being used and they're not paying for it and therefore it’s harmed us with others, let’s let those facts come out as the case unfolds.

Q:	Thank you.

Jeffery:	Thank you.

Operator:	Thank you. We have no further questions in the queue at this time. I’d like to turn the conference back to Mr. Parker for any closing remarks.

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July 21, 2011

Jeffery:
Well, folks, thanks for joining the call this morning. We are going to keep you updated in this as the case moves along and keep you highly apprised and we thank so many of you for the many years of support that you’ve been here for us and we’re going to do what’s the absolute right thing to make sure that Qualcomm and anybody else who we may find infringing this technology is going to pay for its use. It’s not fair that you have funded hundreds of millions of dollars worth of research and that a company the size of Qualcomm should just get to use it for free. It’s not the way it works. So, thank you for your support and we’ll keep you updated. Have a good day. Bye-bye.

Operator:	That concludes today’s conference. If you wish to access the archived audiocast replay of this call, you may do so by visiting the company’s website at www.parkervision.com. Thank you.

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